Exhibit 10.52

ADDENDUM B – PROMMISSORY NOTE

SECURED LUMP-SUM PROMISSORY NOTE AGREEMENT

This Secured Lump-Sum Promissory Note Agreement (the “Agreement”) is effective January 18th, 2023,

BETWEEN:	Amphitrite Digital Incorporated, (the “Issuer”) a company organized and existing under the laws of the Territory of the United States Virgin Islands with its head office located at/Individual having an address at:

6100 Red Hook Qtrs, B1-B2, St. Thomas, USVI 00802

AND:	Donald C. Coker, (the “Holder”) an individual residing in the State of Florida at: 706 Iowa Avenue, Lynn Haven, Florida 32444 FOR VALUE RECEIVED, the undersigned Issuer hereby promises to pay to the order of the Holder, the maximum Principal Amount of Two Million, Seventy-Five Thousand, Nine Hundred and Ninety-Nine and 06/100 US Dollars ($2,075,999.069 on the unpaid Principal Amount (as defined in this Agreement) outstanding from time to time at the rate (or rates) hereafter specified, and all other sums which may be owing to the Holder by the Issuer hereunder.

The terms of the Note are as follows:

1.	MATURITY DATE AND PAYMENT TERMS

1.1.	This Note will mature (the “Maturity Date”), and be due and payable in full, at ninety (90) days from the date of this agreement or upon the Company’s SEC S-1 effective date (“IPO”), and shall be paid in the lump sum amount of $ Two Million, Seventy-Five Thousand, Nine Hundred and Ninety-Nine and 06/100 US Dollars ($2,075,999.06 USD.

2.	SECURITY

2.1.	This Note is Secured by a Security Agreement on the Issuer’s Property, described as the purchased assets of Paradise Adventures LLC as defined in the Addendum A Purchased Assets between Issuer and Holder dated January 18, 2023 hereinafter known as the “Security,” which shall transfer to the possession and ownership of the Holder immediately in case of Acceleration. The Security may not be sold, transferred, or otherwise encumbered without the Holder’s consent until the Maturity Date. If the Issuer breaches this provision, the Holder may declare all sums due under this Note immediately due and payable, unless prohibited by applicable law. The Holder shall have the sole option to accept the Security as full payment for the Principal Amount without further liabilities or obligations. If the market value of the Security does not exceed the Principal Amount, the Issuer shall remain liable for the balance due while accruing interest at the maximum rate allowed by law.

3.	PREPAYMENT

3.1.	The Issuer may prepay this Note prior to the Maturity Date, without premium or penalty, upon written notice to the Holder.

4.	EVENTS OF DEFAULT

4.1.	The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

4.1.1.	the failure of the Issuer to pay any sum due under this Note when due, whether by demand or otherwise, and such sum remains unpaid for five (5) days after the Due Date;

4.1.2.	the unauthorized sale, transfer, or encumbrance of any property securing this obligation, whether such encumbrance is voluntary or involuntary;

4.1.3.	Issuer’s insolvency or bankruptcy, or the appointment of a trustee or receiver over the Issuer’s assets’; and

4.1.4.	any other Event of Default described in the Security Agreement that might be signed between the Parties regarding the Property that is pledged as collateral to the loan.

5.	RIGHTS AND REMEDIES UPON DEFAULT

5.1.	Upon the occurrence of an Event of Default hereunder, the Holder, in the Holder’s sole discretion and with prior written notice to the Issuer, may: (a) declare the entire outstanding Principal Amount, together with all accrued interest and all other sums due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without protest, presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, or credits of the Issuer now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, the Holder or any affiliate of the Holder in any capacity whatsoever; and (c) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

6.	ALLOCATION OF PAYMENTS

6.1.	Payments shall be first credited to any late fees due, then to interest due, and any remainder shall be credited to the Principal Amount.

7.	ACCELERATION

7.1.	The Holder may require the Issuer to pay the entire balance of the unpaid principal and accrued interest immediately if the Issuer is more than 30 days late in making a payment.

8.	AMENDMENT OF AGREEMENT

8.1.	This Agreement may be amended by, and only by, a written consent of the Parties.

9.	SUCCESSORS

9.1.	This Agreement shall be binding as upon all successors of the Parties, which includes, but is not limited to, executors, personal representatives, estates, trustees, heirs, beneficiaries, assignees, nominees, and creditors of the Parties.

10.	LANGUAGE AND GOVERNING LAW

10.1.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, which law shall prevail in the event of any conflict of the Parties.

10.2.	The Parties hereto acknowledge that they requested that this Agreement and all related documents be drafted in English, that any notice to be given hereunder be given in English, and that any proceedings between the Parties relating to this Agreement be drafted in English.

11.	ALTERNATIVE DISPUTE RESOLUTION

11.1.	The Parties to this Agreement agree to attempt in good faith to resolve any conflicts, disputes, or claims arising out of this Agreement by negotiation between the Parties. If applicable, the Parties agree to consider the utilization of Alternative Dispute Resolution (ADR) procedures in situations concerning disputes between the Parties.

12.	ASSIGNMENT OF AGREEMENT

12.1.	This Agreement may not be assigned or otherwise transferred by any Party in whole or in part without the express prior written consent of the other Parties. In the event any Party shall change its corporate name or merge with another corporation, assignment shall be mutually agreed upon by all Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement on January 18, 2023.

ISSUER	HOLDER

/s/ Scott Stawski	/s/ Donnie Coker
Authorized Signature	Authorized Signature

Scott Stawski, Chairman Amphitrite Digital Inc.	Donnie Coker, Managing Member Paradise Adventures LLC

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